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Exhibit 1.1

DEALER MANAGER AGREEMENT

         June       2005

Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, NY 10010-3629

Ladies and Gentlemen:

1.
The Exchange Offer. AQUILA, INC., a Delaware corporation (the "Company"), proposes to offer additional shares (hereinafter referred to, together with any amendments, supplements or extensions thereof, as the "Exchange Offer") of its common stock, par value $1 per share (the "Additional Securities"), to the holders of its issued and outstanding Premium Income Equity SecuritiesSM ("PIESSM") representing $345,000,000 aggregate principal amount of its Mandatorily Convertible Senior Notes (the "Existing Securities") who agree to exercise their early conversion rights on the terms and subject to the conditions set forth in the Exchange Offer Material (as hereinafter defined). The Additional Securities, together with the shares of the Company's common stock, par value $1 per share, to be issued upon the conversion of the Existing Securities pursuant to the Exchange Offer, are referred to herein as the "New Securities."

2.
Appointment as Dealer Manager. The Company hereby appoints you as Dealer Manager (the "Dealer Manager") and authorizes you to act as such in connection with the Exchange Offer. On the basis of the representations, warranties and covenants of the Company contained herein, you agree, in accordance with your customary practice, to perform those services in connection with the Exchange Offer as are customarily performed by investment banks in connection with exchange offers of a like nature, including, but not limited to, using reasonable efforts to solicit tenders of Existing Securities pursuant to the Exchange Offer and communicating generally regarding the Exchange Offer with brokers, dealers, commercial banks and trust companies and other holders of Existing Securities. In such capacity, you shall act as an independent contractor, and each of your duties arising out of your engagement pursuant to this Agreement shall be owed solely to the Company.

  The Company further authorizes you to communicate with The Depository Trust Company, in its capacity as depositary (the "Depositary"), with Union Bank of California, N.A., in its capacity as exchange agent (the "Exchange Agent") and with The Altman Group, Inc., in its capacity as information agent (the "Information Agent"), with respect to matters relating to the Exchange Offer. The Company has instructed the Depositary to advise you at least daily as to the number of Existing Securities which have been tendered pursuant to the Exchange Offer and as to such other matters in connection with the Exchange Offer as you may request.

3.
No Liability for Acts of Brokers, Dealers, Banks and Trust Companies. Neither you nor any of your affiliates shall have any liability to the Company or any other person for any losses, claims, damages, liabilities and expenses (each, a "Loss" and collectively, the "Losses") arising from any act or omission on the part of any broker or dealer in securities (a "Dealer"), bank or trust company, or any other person, and neither you nor any of your affiliates shall be liable for any Losses arising from your own acts or omissions in performing your obligations as Dealer Manager hereunder, except for any such Losses which are finally judicially determined to have resulted primarily from your bad faith or gross negligence. In soliciting or obtaining tenders, no Dealer, bank or trust company is to be deemed to be acting as your agent or the agent of the Company or any of its affiliates, and you, as Dealer Manager, are not to be deemed the agent of any Dealer, bank or trust company or the agent or fiduciary of the Company or any of its affiliates, security holders, creditors or of any other person solely because of your role as Dealer Manager. In soliciting or obtaining tenders, you shall not be and shall not be deemed for any purpose to act as a partner or joint venturer of or a member of a syndicate or group with the Company or any of its affiliates in connection with the Exchange Offer, any acceptance of the Existing Securities, or otherwise, and neither the Company nor any of its affiliates shall be deemed to act as your agent. The Company shall have sole authority for the acceptance or rejection of any and all tenders.

4.
The Exchange Offer Material and Withdrawal Rights. The Company agrees to furnish you, at its expense, with as many copies as you may request of (i) each of the documents that is filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder (collectively, the "Securities Act"), and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder (collectively, the "Exchange Act"), with respect to the Exchange Offer, including each registration statement, preliminary and final prospectus filed with the Commission in connection with the Exchange Offer, (ii) any other documents or materials that are distributed or otherwise made available to the public or holders of the Existing Securities by the Company pertaining to the Exchange Offer during the term of this Agreement, and (iii) each appendix, attachment, modification, amendment or supplement to any of the foregoing and all related documents, including but not limited to each related letter of transmittal (collectively, and together with each document incorporated by reference into any of the foregoing, the "Exchange Offer Material"). The Exchange Offer Material has been or will be prepared and approved by, and is the sole responsibility of, the Company. At the commencement of the Exchange Offer, the Company shall cause timely to be delivered, to each registered holder of any Existing Securities legally or contractually entitled thereto, the Exchange Offer Material and any other offering materials prepared expressly for use by holders of Existing Securities tendering in the Exchange Offer, together with a return envelope. Thereafter, to the extent practicable, until the expiration of the Exchange Offer, the Company shall use its reasonable best efforts to cause copies of such materials and a return envelope to be mailed to each person who becomes a holder of any applicable Existing Securities.

  The Company acknowledges and agrees that you may (i) use the Exchange Offer Material as specified herein without assuming any responsibility for independent investigation or verification on your part, and (ii) rely on the accuracy and adequacy of any information delivered to you by or on behalf of the Company without assuming any responsibility for independent verification of such information or without performing or receiving any appraisal or evaluation of the Company's assets or liabilities.

  You hereby agree, as Dealer Manager, that you will not disseminate any written material for or in connection with the solicitation of tenders of Existing Securities pursuant to the Exchange Offer other than the Exchange Offer Material.

  The Company agrees that no Exchange Offer Material will be used, or permitted by the Company to be used, in connection with the Exchange Offer or the transactions contemplated thereby or filed with the Commission or any other federal, state, local or foreign governmental or regulatory authority or any court (each, an "Agency" and collectively, the "Agencies") with respect to the Exchange Offer or the transactions contemplated thereby without first obtaining your prior approval (which approval shall not be unreasonably withheld or delayed); provided that no such approval shall be required prior to filing any Exchange Offer Material with any state public service commission and the Company shall only be required to provide copies of such filings to you. If the Company shall have breached, in any material respect, any of its representations, warranties, agreements (including without limitation the first sentence of this paragraph) or covenants herein, or any condition set forth in Section 10 hereof shall have failed to have been satisfied, then you shall be entitled to withdraw as Dealer Manager in connection with the Exchange Offer without any liability or penalty to you or any Indemnified Person (as hereinafter defined) for such withdrawal, and without loss of any right to the indemnification provided in Section 11 hereof, the payment of all fees and expenses payable under this Agreement which would otherwise be due to you, or the benefit of any other provisions surviving such withdrawal pursuant to Section 14 hereof. If you withdraw as Dealer Manager, the reimbursement for your expenses through the date of such withdrawal shall be paid to you promptly after such date and any fees that would have otherwise become due to you pursuant to Section 5 hereof upon the consummation of the Exchange Offer had you not withdrawn shall be payable to you upon consummation of the Exchange Offer if such consummation occurs.

5.
Compensation. The Company agrees to pay you, as compensation for your services as Dealer Manager in connection with the Exchange Offer, the fees set forth in Schedule I hereto. The fees shall be payable in immediately available funds upon the consummation of the Exchange Offer.

6.
Expenses of Dealer Manager and Others. In addition to your compensation for your services hereunder pursuant to Section 5 hereof, the Company agrees to pay directly to the appropriate third parties, or reimburse you, as the case may be, for (a) all fees and expenses relating to the preparation, printing, filing, mailing and publishing of all Exchange Offer Material, (b) all fees and expenses of the Depositary, the Exchange Agent, or the Information Agent or other persons (other than your legal counsel) rendering services in connection with the Exchange Offer, (c) all advertising charges in connection with the Exchange Offer or the transactions contemplated thereby, including those of any public relations firm or other person or entity rendering services in connection therewith, (d) all fees, if any, payable to Dealers (including you), and banks and trust companies as reimbursement for their customary mailing and handling expenses incurred in forwarding the Exchange Offer Material to their customers, (e) all fees and expenses incurred in connection with the listing on the New York Stock Exchange of the New Securities, and (f) all other fees and expenses incurred by you in connection with the Exchange Offer or the transactions contemplated thereby or otherwise in connection with the performance of your services hereunder (including fees and disbursements of your legal counsel); provided, that in no event will the Company be obligated to pay or, if applicable, reimburse you, for more than $250,000 of the fees and disbursements of your legal counsel relating to the Exchange Offer. All payments to be made by the Company pursuant to this Section 6 shall be made promptly against delivery to the Company of statements therefor. The Company shall be liable for the foregoing payments whether or not the Exchange Offer or the transactions contemplated thereby are commenced, withdrawn, terminated or cancelled prior to the acceptance of any Existing Securities or whether the Company or any of its subsidiaries or affiliates acquires any Existing Securities pursuant to the Exchange Offer or whether you withdraw pursuant to Section 4 hereof.

7.
Securityholder Lists. The Company will cause you to be provided with cards or lists or other records in such form as you may reasonably request showing the names and addresses of, and the number of Existing Securities held by, the holders of Existing Securities as of a recent date and will cause you to be advised from day to day during the period of the Exchange Offer as to any transfers of record of Existing Securities.

8.
Additional Obligations of the Company. a) The Company will furnish to you, without charge, one signed copy of the registration statement relating to the Exchange Offer (the "Registration Statement") and any post-effective amendments thereto, including all of the documents incorporated by reference therein and all financial statements and schedules, to the extent such documents incorporated by reference are not available on the Commission's EDGAR system.

b)
The Company will use its reasonable best efforts to cause the Registration Statement and any post-effective amendments thereto to become effective as promptly as practicable. The Company will prepare and file, as required, any and all necessary amendments or supplements to any of the Exchange Offer Material, will promptly furnish to you true and complete copies of each such amendment and supplement within a reasonable period of time prior to the filing thereof and will use its reasonable best efforts to cause the same to become effective as promptly as practicable.

  c)
  The Company shall advise you promptly of (i) the time when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (ii) the occurrence of any event which could cause the Company to withdraw, rescind, terminate or modify the Exchange Offer or would permit the Company to exercise any right not to accept Existing Securities tendered under the Exchange Offer or otherwise not consummate the Exchange Offer, (iii) the occurrence of any event, or the discovery of any fact, the occurrence or existence of which it believes would require the making of any change in any of the Exchange Offer Material then being used or would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, (iv) any proposal or requirement to make, amend or supplement any filing required by the Securities Act, the Exchange Act or "blue sky" or other state securities laws in connection with the Exchange Offer or to make any filing in connection with the Exchange Offer pursuant to any other applicable law, rule or regulation, (v) the issuance by any Agency of any comment or order or the taking of any other action concerning the Exchange Offer (and, if in writing, will furnish you with a copy thereof), (vi) any material developments in connection with the Exchange Offer, including, without limitation, the commencement of any lawsuit concerning the Exchange Offer and (vii) any other information relating to the Exchange Offer, the Exchange Offer Material or this Agreement which you may from time to time reasonably request. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement or any state securities commission or other regulatory authority shall issue an order suspending the qualification of the New Securities under state securities or "blue sky" laws, the Company shall make every reasonable effort to obtain the withdrawal of such order at the earliest practicable time.

  d)
  Prior to the issuance of the New Securities, the Company shall obtain the registration or qualification thereof under the securities or "blue sky" laws of such jurisdictions as may be required for the consummation of the Exchange Offer.

  e)
  During the period of three years hereafter, the Company will deliver to you, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by the Company to its security holders, and of all current, regular and periodic reports filed by the Company or any of its subsidiaries with the Commission or any governmental authority succeeding to any of the Commission's functions, to the extent such documents are not available on the Commission's EDGAR system.

  f)
  Prior to the consummation of the Exchange Offer, the Company shall furnish to you, as soon as they have been prepared by the Company, a copy of any consolidated financial statements of the Company and its consolidated subsidiaries for any period subsequent to the period covered by the financial statements appearing in the Registration Statement and the prospectus included in the Registration Statement at the time it became effective (the "Prospectus," which term shall also be defined to include any prospectus filed with the Commission pursuant to Rule 424 under the Securities Act).

  g)
  The Company will fully comply in a timely manner with the applicable provisions of Rule 424 under the Securities Act.

  h)
  The Company agrees to make generally available to its security holders an earnings statement, which need not be audited, that will satisfy the provisions of Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement as soon as practicable after the end of such period.

  i)
  Nothing in this Section 8 shall require the Company to extend the term of the Exchange Offer beyond the initial expiration date.

9.
Additional Representations, Warranties and Covenants of the Company. The Company represents and warrants to you that:

a)
Each of the Company and each of its subsidiaries that is significant to the Company as determined by reference to item 1-02 of Regulation S-X under the Act (the "Significant Subsidiaries") has been duly organized, is validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, with full power and authority to own or lease its properties and conduct its business as described in the Exchange Offer Material, and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary (except where failure to be so qualified and in good standing could not be reasonably expected to have a material adverse effect on the Company and its subsidiaries taken as a whole). All of the outstanding shares of capital stock of the Company, and all of the outstanding shares of capital stock or membership interests of each Significant Subsidiary, have been duly authorized and validly issued, are fully paid and nonassessable. All of the outstanding shares of capital stock or membership interests of each Significant Subsidiary that are owned directly or indirectly by the Company are owned free and clear of any claim, lien, encumbrance or security interest except as disclosed in the Registration Statement and Prospectus or otherwise disclosed in writing to you.

b)
(i) The Company has full corporate power and authority to take and has duly taken all necessary corporate action to authorize (A) the Exchange Offer, (B) the issuance of New Securities, (C) the exchange by the Company of New Securities for Existing Securities pursuant to the Exchange Offer, (D) the consummation of the other transactions contemplated thereby and (E) the execution, delivery and performance of this Agreement and all related documents, and (ii) this Agreement and all related documents have been duly authorized, executed and delivered on behalf of the Company and conform in all material respects to the descriptions thereof in the Exchange Offer Material, and this Agreement is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that the enforceability hereof may be limited by (x) bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to creditors' rights generally and (y) general principles of equity.

c)
The Exchange Offer and the Exchange Offer Material comply or will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Trust Indenture Act of 1939 (the "TIA") and with all applicable rules or regulations of any Agency (other than state securities or "blue sky" laws); and none of the Exchange Offer Material (including, without limitation, any documents incorporated by reference in such Exchange Offer Material) contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they are made, not misleading; provided, however, that no representation is made with respect to any statements contained in, or any matter omitted from, the Exchange Offer Material in reliance upon and in conformity with information furnished or confirmed in writing by you to the Company expressly for use therein. The Company acknowledges that the only information furnished by or on behalf of the Dealer Manager is your name at the bottom of the cover page of the Prospectus, your name and address listed in the Prospectus under "Summary—The Premium Offer—Dealer Manager," and your name in the Prospectus in the first sentence under the heading "The Premium Offer—Dealer Manager."

  d)
  The Exchange Offer, the issuance of the New Securities, the exchange of New Securities for Existing Securities pursuant to the Exchange Offer, the consummation of the other transactions contemplated by this Agreement, the Exchange Offer or the Exchange Offer Material, and the execution, delivery and performance of this Agreement and all related documents by the Company comply and will comply in all material respects with all applicable requirements of federal, state, local and foreign law, including, without limitation, any applicable regulations of the Agencies, and all applicable judgments, orders or decrees; and no consent, authorization, approval, order, exemption, registration, qualification or other action of, or filing with or notice to, any Agency is required in connection with the execution, delivery and performance of this Agreement by the Company, the making or consummation by the Company of the Exchange Offer, the issuance of the New Securities, the exchange of New Securities for Existing Securities pursuant to the Exchange Offer or the consummation of the other transactions contemplated by this Agreement, the Exchange Offer or the Exchange Offer Material, other than (i) such as may be required by the Securities Act, the Exchange Act or the Trust Indenture Act, (ii) any such consent, authorization, approval, order, exemption, registration, qualification or other action or filing or notification as has already been obtained or made, or (iii) where the failure to obtain or make such consent, authorization, approval, order, exemption, registration, qualification or other action or filing or notification would not materially adversely affect the ability of the Company to execute, deliver and perform this Agreement or to commence and consummate the Exchange Offer in accordance with its terms. All such required consents, authorizations, approvals, orders, exemptions, registrations, qualifications and other actions of and filings with and notices to the Agencies will have been obtained, taken or made, as the case may be, and all statutory or regulatory waiting periods will have elapsed, prior to the acceptance of the Existing Securities pursuant to the Exchange Offer.

  e)
  Neither the Company nor any of its subsidiaries is, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, nor will the Exchange Offer, the issuance of the New Securities, the exchange of New Securities for Existing Securities pursuant to the Exchange Offer, the consummation of the other transactions contemplated by this Agreement, the Exchange Offer or the Exchange Offer Material, and the execution, delivery and performance of this Agreement by the Company, result in a violation of, or constitute a default under the restated certificate of incorporation, bylaws or other governing documents of the Company or any of its subsidiaries, or any agreement, indenture or other instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound, or to which any of their properties is subject, nor will the Exchange Offer, the issuance of the New Securities, the exchange of New Securities for Existing Securities pursuant to the Exchange Offer, the consummation of the other transactions contemplated by this Agreement, the Exchange Offer or the Exchange Offer Material, and the execution, delivery and performance of this Agreement by the Company, violate any law, rule, administrative regulation or decree of any court or any governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of its subsidiaries, which in any case described above (except with reference to the result of a violation of, or a default under, the restated certificate of incorporation or bylaws of the Company), would be material to the Company and its subsidiaries taken as a whole.

  f)
  No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission and no stop order, restraining order or denial of an application for approval has been issued and no investigation, proceeding or litigation has been commenced or, to the best of the Company's knowledge, after due inquiry, contemplated before any Agency with respect to the making or consummation of the Exchange Offer, the offer, issuance, delivery or exchange of the New Securities pursuant to the Exchange Offer or the consummation of the other transactions contemplated by this Agreement, the Exchange Offer or the Exchange Offer Material.

  g)
  Neither the Company nor any of its subsidiaries has since the date of the latest audited financial statements included or incorporated by reference in the Exchange Offer Material incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and its subsidiaries taken as a whole, or sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and Prospectus; and, since the respective dates as of which information is given in the Exchange Offer Material, there has not been any material change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any of its subsidiaries or any material adverse change, or any development involving, or which may reasonably be expected to involve, a prospective material adverse change in or affecting the condition (financial or other), business, prospects, properties, net worth, assets or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Registration Statement and Prospectus.

  i)
  Except as described in the Registration Statement and Prospectus, there is no litigation or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject or which is pending or, to the knowledge of the Company, contemplated against the Company or any of its subsidiaries which could reasonably be expected to result in any material adverse change in the condition (financial or other), results of operations, business, prospects, net worth or assets of the Company and its subsidiaries taken as a whole.

  j)
  The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Summary—Capitalization," (except for subsequent issuances, if any, pursuant to the reservations, stock option agreements, employee benefit plans or the exercise of convertible securities referred to in the Exchange Offer Material); and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or other rights to subscribe for or to purchase, or any restriction upon the transfer of, any shares of the Company's capital stock pursuant to the Company's restated certificate of incorporation, bylaws or other governing documents or any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which it may be bound. Neither the filing of the Registration Statement, the Exchange Offer, the issuance of the New Securities, the exchange of New Securities for Existing Securities pursuant to the Exchange Offer, the consummation of the other transactions contemplated by this Agreement, the Exchange Offer or the Exchange Offer Material, nor the execution, delivery and performance of this Agreement by the Company gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of the Company's capital stock.

  k)
  The New Securities to be issued pursuant to the Exchange Offer will be duly authorized, validly issued, fully paid, non-assessable and not subject to any preemptive or other rights to subscribe for or to purchase, or any restriction upon the transfer of, any shares of the Company's capital stock pursuant to the Company's restated certificate of incorporation, bylaws or other governing documents or any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which it may be bound.

  l)
  To the knowledge of the Company, the accountants who have audited and reported upon the financial statements filed with the Commission as part of the Registration Statement and Prospectus, or incorporated by reference therein, are independent accountants as required by the Securities Act and the regulations thereunder. The consolidated financial statements and schedules (including the related notes) included or incorporated by reference in the Registration Statement and Prospectus fairly present the consolidated financial position, the results of operations and changes in financial condition of the entity or entities to which such statements relate at the respective dates and for the respective periods to which they apply. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, except as set forth in the Registration Statement and Prospectus. The other financial (including pro forma) and statistical information and data set forth in the Exchange Offer Material are fairly presented and have been prepared on a basis consistent with such financial statements and the books and records of the entities purported to be shown thereby.

  m)
  Each of this Agreement, the Exchange Offer, the New Securities and the Existing Securities conforms or, with respect to the New Securities, will conform in all material respects to the descriptions thereof contained in the Exchange Offer Material.

  n)
  Neither the Company nor any Significant Subsidiary is, or, upon the consummation of the Exchange Offer, will be, an "investment company" as defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated by the Commission thereunder.

  o)
  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

  p)
  To the extent applicable to the Company, the Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 that are effective and the rules and regulations of the Commission or any Other Agency that have been adopted and are effective thereunder.

  q)
  Except as described in the Registration Statement and Prospectus and except as would not, singly or in the aggregate, reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), results of operations, business, prospects, net worth or assets of the Company and its subsidiaries taken as a whole, to the knowledge of the Company (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

  r)
  The Company and its subsidiaries have good and marketable title to all material real property owned by the Company and its subsidiaries, in each case, free and clear of all mortgages, pledges, liens, or security interests, of any kind except such as (i) are described in the Registration Statement and Prospectus or (ii) do not, singly or in the aggregate, materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries.

  s)
  The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is customarily carried by companies of similar size and character.

  t)
  Except as set forth in or contemplated by the Registration Statement and Prospectus, the Company and each of its subsidiaries hold all patents, licenses, certificates and permits from governmental authorities necessary for the conduct of its present operations (except where failure to hold such patents, licenses, certificates and permits could not be reasonably expected to have a material adverse effect on the Company and its subsidiaries taken as a whole).

10.
Conditions to Obligations of the Dealer Manager. Your obligation to render services pursuant to this Agreement shall at all times be subject, in your discretion, to the following conditions:

a)
The Company at all times shall have performed in all material respects all of its obligations hereunder theretofore to be performed.

b)
All representations, warranties, covenants and other statements of the Company contained in this Agreement are now, at the commencement of, at all times during the continuance of, and upon the consummation of, the Exchange Offer, shall be, true and correct in all material respects.

c)
You shall have received opinions addressed to you and dated the date hereof of Christopher M. Reitz, Senior Vice President, General Counsel and Secretary of the Company, and Blackwell Sanders Peper Martin LLP, special counsel to the Company, with respect to the matters set forth in Exhibits A-1 and A-2, respectively.

d)
You shall have received opinions addressed to you and dated the date of the first issuance of the New Securities pursuant to the Exchange Offer of Christopher M. Reitz, Senior Vice President, General Counsel and Secretary of the Company, and Blackwell Sanders Peper Martin LLP, special counsel to the Company, confirming the opinions delivered pursuant to subparagraph (c) above.

e)
You shall have received a letter, satisfactory in form to you and your counsel, dated the commencement date of the Exchange Offer (and reaffirmed and updated upon the consummation thereof) and addressed to you, of KPMG LLP, independent certified public accountants for the Company, containing statements and information of the type ordinarily included in accountants' comfort letters with respect to the financial statements and certain financial information contained in the Exchange Offer Material.

  f)
  It shall not have become unlawful under any law or regulation, Federal, state or local, for you to render services pursuant to this Agreement, or to continue so to act, as the case may be.

  g)
  The New Securities shall have been approved for listing on the New York Stock Exchange upon notice of issuance.

11.
Indemnification. a) The Company agrees to hold harmless and indemnify you (including any affiliated companies) and any officer, director, member, partner, employee or agent of you or any of such affiliated companies and any entity or person controlling (within the meaning of Section 20(a) of the Exchange Act) you, including any affiliated companies (collectively, the "Indemnified Persons"), from and against any and all Losses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation or proceeding, commenced or threatened, or any claims whatsoever whether or not resulting in any liability) (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Exchange Offer Material, or arising out of or based upon the omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than statements or omissions made in reliance on written information furnished by you expressly for use therein, it being understood and agreed that the only such information furnished by you consists of the information listed in the last sentence of Section 9(c) hereof), (ii) arising out of or based upon the commencement of, or any withdrawal or termination by the Company of, or failure by the Company to make or consummate, the Exchange Offer or the transactions contemplated thereby or any other failure to comply with the terms and conditions specified in the Exchange Offer Material, (iii) arising out of the breach or alleged breach by the Company of any representation, warranty or covenant set forth in this Agreement, (iv) arising out of, relating to or in connection with any other action taken or omitted to be taken by an Indemnified Person in connection with the Exchange Offer, or (v) otherwise arising out of, relating to or in connection with the Exchange Offer, the other transactions described in the Exchange Offer Material or your services as Dealer Manager hereunder. The Company shall not, however, be responsible for any Loss pursuant to clauses (iv) or (v) of the preceding sentence of this Section 11 which has been finally judicially determined to have resulted primarily from the bad faith or gross negligence on the part of any Indemnified Person, other than any Loss arising out of or resulting from actions performed or omitted to be performed at the request of, with the consent of, or in conformity with actions taken or omitted to be taken by, the Company.

b)
The Company and you agree that if any indemnification sought by any Indemnified Person pursuant to this Section 11 is unavailable for any reason or insufficient to hold you harmless, then the Company and you shall contribute to the Losses for which such indemnification is held unavailable or insufficient in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the Company, on the one hand, and actually received by you, on the other hand, in connection with the transactions contemplated by this Agreement or, if such allocation is not permitted by applicable law, not only such relative benefits but also the relative faults of the Company, on the one hand, and you, on the other hand, as well as any other equitable considerations, subject to the limitation that in any event the aggregate contribution by you to all Losses with respect to which contribution is available hereunder shall not exceed the fees actually received by you in connection with your engagement hereunder (excluding any amounts paid as reimbursement of expenses). It is hereby agreed that the relative benefits to the Company, on the one hand, and you, on the other hand, with respect to the Exchange Offer and the transactions contemplated thereby shall be deemed to be in the same proportion as (i) the total value paid or proposed to be paid, including without limitation the fair market value of the New Securities, to holders of Existing Securities pursuant to the Exchange Offer and the transactions contemplated thereby

    (whether or not the Exchange Offer or such transactions are consummated) bears to (ii) the fees actually received by you from the Company in connection with your engagement hereunder (excluding any amounts paid as reimbursement of expenses). The relative fault of the Company, on the one hand, and of you and other Indemnified Persons, on the other hand, (x) in the case of an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether such action or omission relates to information supplied by the Company or by you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and (y) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted by the Company or by you and the parties' relative intent, knowledge, access to information and opportunity to prevent such action or omission.

  c)
  The Company also agrees to reimburse each Indemnified Person for all expenses (including fees and disbursements of counsel) as they are incurred by such Indemnified Person in connection with investigating, preparing for, defending or providing evidence (including appearing as a witness) with respect to any action, claim, investigation, inquiry, arbitration or other proceeding referred to in this Section 11 or enforcing this Agreement, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party.

  d)
  The Company agrees that it will not, without your prior written consent, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification may be sought hereunder (whether or not you, any other Indemnified Person or the Company is an actual or potential party), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Person from all liability arising out of such claim, action or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Person.

  e)
  The foregoing rights to indemnity and contribution shall apply whether or not the Indemnified Person is a formal party to such litigation or proceeding and shall be in addition to any other right which you and the other Indemnified Persons may have against the Company at common law or otherwise. If any litigation or proceeding is brought against any Indemnified Person in respect of which indemnification may be sought against the Company pursuant to this Section 11, such Indemnified Person shall promptly notify the Company in writing of the commencement of such litigation or proceeding, but the failure so to notify the Company shall relieve the Company from any liability which it may have hereunder only if, and to the extent that, such failure results in the forfeiture by the Company of substantial rights and defenses, and will not in any event relieve the Company from any other obligation or liability that it may have to any Indemnified Person other than under this Agreement. In case any such litigation or proceeding shall be brought against any Indemnified Person and such Indemnified Person shall notify the Company in writing of the commencement of such litigation or proceeding, the Company shall be entitled to participate in such litigation or proceeding, and, after written notice from the Company to such Indemnified Person, to assume the defense of such litigation or proceeding with counsel of its choice at its expense; provided, however, that such counsel shall be satisfactory to the Indemnified Person in the exercise of its reasonable judgment. Notwithstanding the election of the Company to assume the defense of such litigation or proceeding, such Indemnified Person shall have the right to employ separate counsel and to participate in the defense of such litigation or proceeding, and the Company shall bear the reasonable fees, costs and expenses of such separate counsel and shall pay such fees, costs and expenses at least quarterly (provided that with respect to any single litigation or proceeding or with respect to several litigations or proceedings involving substantially similar legal claims, the Company shall not be required to bear the fees, costs and expenses of more than one such counsel in addition to any local counsel) if (i) in the reasonable judgment of such Indemnified Person the use of counsel chosen by the Company to represent such Indemnified Person would present such counsel with a conflict of interest, (ii) the defendants in, or targets of, any such litigation or proceeding include both an Indemnified Person and the Company, and such Indemnified Person shall have reasonably concluded that there may be legal defenses available to it or to other Indemnified Persons which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the Indemnified Person), (iii) the Company shall not have employed counsel satisfactory to such Indemnified Person, in the exercise of the Indemnified Person's reasonable judgment, to represent such Indemnified Person within a reasonable time after notice of the institution of such litigation or proceeding or (iv) the Company shall authorize in writing such Indemnified Person to employ separate counsel at the expense of the Company. In any action or proceeding the defense of which the Company assumes, the Indemnified Person shall have the right to participate in such litigation and retain its own counsel at such Indemnified Person's own expense. The Company and you agree to notify the other promptly of the assertion of any claim against it, any of its officers or directors or any entity or person who controls it within the meaning of Section 20(a) of the Exchange Act in connection with the Exchange Offer. The foregoing indemnification commitments shall apply whether or not the Indemnified Person is a formal party to such litigation or proceeding.

12.
Reference to Dealer Manager. The Company agrees that any reference to you or your affiliates in any Exchange Offer Material, or any other release, publication or communication to any party outside the Company, is subject to your prior approval. If you resign or are terminated prior to the dissemination of any Exchange Offer Material or any other release or communication, no reference shall be made therein to you without your prior written permission.

13.
Access to Information. In connection with your activities hereunder, the Company agrees to furnish you and your counsel with all information concerning the Company that you reasonably deem appropriate and agree to provide you with reasonable access to the Company's officers, directors, accountants, counsel, consultants and other appropriate agents and representatives, it being understood that you will be entitled to rely upon such information supplied by the Company and such persons without assuming any responsibility for independent investigation or verification thereof.

14.
Termination. This Agreement shall terminate upon the consummation, expiration, termination or withdrawal of the Exchange Offer or upon withdrawal by you as Dealer Manager pursuant to Section 4 hereof, it being understood that Sections 3, 6, 8, 9, 11, 14, 16, 19, 20, 21, 22 and 23 hereof shall survive any termination of this Agreement. Section 5 shall survive (i) the consummation of the Exchange Offer prior to any termination or withdrawal of the Exchange Offer, (ii) the withdrawal by you as Dealer Manager to the extent referred to in Section 4 hereof, and (iii) the expiration of the Exchange Offer followed by the consummation thereof, as contemplated by the Exchange Offer Material.

15.
Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be given (and shall be deemed to have been given upon receipt) by delivery in person, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the applicable party at the addresses indicated below:

  a)
  if to you:

      Credit Suisse First Boston LLC
      Eleven Madison Avenue
      New York, NY 10010-3629
      Telecopy No.: (212) 325-8278
      Attention: Transactions Advisory Group

      with a copy to:

      LeBoeuf, Lamb, Greene & MacRae LLP
      125 W 55th Street
      New York, New York 10019
      Telecopy No.: (212) 424-8500
      Attention: William S. Lamb, Esq.

  b)
  if to Company:

      Aquila, Inc.
      20 West Ninth Street
      Kansas City, MO 64105
      Telecopy No.: (816) 783-5175
      Attention: General Counsel

      with a copy to:

      Blackwell Sanders Peper Martin LLP
      4801 Main, Suite 1000
      Kansas City, MO 64112
      Telecopy No.: (816) 983-8080
      Attention: Kirstin Salzman

16.
Consent to Jurisdiction; Service of Process. The Company hereby (a) submits to the jurisdiction of any New York State or Federal court sitting in the City of New York with respect to any actions and proceedings arising out of or relating to this Agreement, (b) agrees that all claims with respect to such actions or proceedings may be heard and determined in such New York State or Federal court, (c) waives the defense of an inconvenient forum, (d) agrees not to commence any action or proceeding relating to this Agreement other than in a New York State or Federal court sitting in the City of New York and (e) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

17.
Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

18.
Amendment. This Agreement may not be amended except in writing signed by each party to be bound thereby.

19.
Governing Law. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN.

20.
Waiver of Jury Trial. THE COMPANY HEREBY AGREES ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SECURITY HOLDERS, TO WAIVE ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTER-CLAIM OR ACTION ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING, WITHOUT LIMITATION, THE EXCHANGE OFFER).

21.
Counterparts; Severability. This Agreement may be executed in two or more separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

22.
Parties in Interest. This Agreement, including rights to indemnity and contribution hereunder, shall be binding upon and inure solely to the benefit of each party hereto, the Indemnified Persons and their respective successors, heirs and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

23.
Tombstone. The Company acknowledges that you may at your expense place an announcement in such newspapers and periodicals as you may choose, stating that you have acted or are acting as Dealer Manager and financial advisor to the Company in connection with the Exchange Offer and the transactions contemplated thereby. Notwithstanding any provision herein to the contrary, it is expressly understood that expenses incurred in respect of the "Notice of Offer to Exchange" to be published in The Wall Street Journal, The New York Times or any other publication in connection with the Exchange Offer shall be borne by the Company.

Please indicate your willingness to act as Dealer Manager and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this Agreement so signed, whereupon this Agreement and your acceptance shall constitute a binding agreement between us.

Very truly yours,
AQUILA, INC.
By:
Name: Title:
Accepted as of the date first above written:
CREDIT SUISSE FIRST BOSTON LLC
By:
Name: Title:

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  Exhibit 1.1